Exhibit 4.21

September 6, 2006

Yamana Gold Inc.
Ontario Securities Commission (Principal Regulator)
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Autorite des Marches Financiers
Office of the Administrator, New Brunswick
Nova Scotia Securities Commission
Securities Commission of Newfoundland and Labrador
Registrar of Securities, Prince Edward Island

Dear Sirs/Mesdames:

Re: Yamana Gold Inc. (the "Company")

        Pursuant to Section 8.3 of National Instrument 43-101, this letter is being filed as the consent of Michael G. Hester, Vice President and Principal Mining Engineer, of Independent Mining Consultants, Inc. to being named in a take-over bid circular of the Company dated September 6, 2006 (the "Circular") and to the inclusion of reference to the following reports (the "Reports") and of extracts from or a summary of the Reports in the written disclosure contained in the Circular or any other documents incorporated by reference therein:

        "Chapada Copper-Gold Project, Goias State, Brazil — Technical Report pursuant to National Instrument 43-101 of the Canadian Administrators, dated February 2004."

        "Chapada Copper-Gold Project, Goias State, Brazil, dated August 2004."

        "Sao Francisco Technical report for an Open Pit Gravity Concentration and Heap Leach Project in Brazil dated November 2004."

        "São Vicente Gold Project Mato Grasso State, Brazil — Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators, dated June 16, 2005."

        I hereby confirm that I have read the written disclosure of the Reports and extracts from or a summary of the Reports contained in the Circular and have no reason to believe that there are any misrepresentations in the information contained therein that (i) are derived from the Reports or (ii) are within my knowledge as a result of the services performed by the undersigned in connection with the Reports.

Sincerely,

/s/ MICHAEL G. HESTER Michael G. Hester Vice President and Principal Mining Engineer Independent Mining Consultants, Inc.